Exhibit 3.1

FOURTH AMENDED AND RESTATED BYLAWS
OF
PENN NATIONAL GAMING, INC.
(a Pennsylvania corporation)

Effective as of May 28, 2019

ARTICLE I

Offices

Section 1.01                             Registered Office.  The registered office of Penn National Gaming, Inc. (the “Corporation”) in the Commonwealth of Pennsylvania shall be 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, until otherwise established by an amendment to the Articles of Incorporation (as amended, the “Articles”) or by the board of directors and a record of such change is filed with the Department of State in the manner provided by law.

Section 1.02                             Other Offices.  The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

Notice — Meetings Generally

Section 2.01                             Manner of Giving Notice.

(a)                                 General Rule.  Whenever written notice is required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the “Business Corporation Law”) or by the Articles or these Bylaws, it may be given to the person: (i) by personal delivery, (ii) by facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communication supplied by him or her to the Corporation for the purpose of notice, or (iii) by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified) or courier service, charges prepaid, to the address of the person appearing on the books of the Corporation or, in the case of notice to be given to a director, to the address supplied by the director to the Corporation for the purpose of notice.  If the notice is sent by mail, telegram or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person.  Notice given by facsimile transmission, e-mail or other electronic communication shall be deemed to have been given to the person entitled thereto when sent.  A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the Articles or these Bylaws.

(b)                                 Adjourned Shareholder Meetings.  When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting, in which event the notice shall be given in accordance with this Section.

Section 2.02                             Notice of Meetings of Board of Directors.  Notice of a regular meeting of the board of directors need not be given.  Notice of every special meeting of the board of directors shall be given to each director at least 24 hours (in the case of notice by telephone, facsimile transmission, e-mail or other electronic communication) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held.  Every such notice shall state the time and place of the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of a meeting.

Section 2.03                             Notice of Meetings of Shareholders.  Notice in record form of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting (and, to the extent required by the Business Corporation Law, to each shareholder of record not entitled to vote at the meeting) at least (a) ten days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the Business Corporation Law or (b) five days prior to the day named for the meeting in any other case.  If the secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.  In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

Section 2.04                             Use of Conference Telephone and Similar Equipment.

(a)                                 Any director may participate in meetings of the board of directors by conference telephone, similar communications equipment or other electronic communications technology in a fashion pursuant to which the directors have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the directors and pose questions to the participants in the meeting.  Directors so participating will be deemed present at the meeting.

(b)                                 If so provided in the notice of the meeting or by the presiding officer, shareholders may participate in any shareholders’ meeting by conference telephone, similar communications equipment or other electronic means, including, without limitation, the Internet.  Shareholders so participating will be deemed present at the meeting.

ARTICLE III

Shareholders

Section 3.01                             Place of Meeting.  All meetings of the shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place within or without the Commonwealth of Pennsylvania as may be designated by the board of directors in the notice of a meeting or, if so designated by the board of directors, by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders, pose questions to the directors of the Corporation, make appropriate motions and comment on the business of the meeting.

Section 3.02                             Annual Meeting.

(a)                                 The board of directors may fix and designate the date and time of the annual meeting of the shareholders, and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting as set forth in Section 3.02(b) below.

(b)                                 No business may be transacted at an annual meeting of the shareholders, other than business that is either:

(1)                                 specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the board of directors (or any duly authorized committee thereof);

(2)                                 otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof); or

(3)                                 otherwise properly brought before the annual meeting by any shareholder of the Corporation who (A) is a shareholder of record on the date of the giving of the notice of such meeting and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) complies with the substantive and procedural requirements set forth in Article VII below.

Section 3.03                             Special Meetings.  Special meetings of the shareholders may be called at any time by the chairman of the board of directors or by a majority of the directors then in office.

Section 3.04                             Quorum and Adjournment.

(a)                                 General Rule.  A meeting of shareholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present.  The presence, in person, by proxy or by means of electronic technology including, without limitation, the Internet, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.  Shares of the Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of the Corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b)                                 Withdrawal of a Quorum.  The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c)                                  Adjournments Generally.  Any regular or special meeting of the shareholders, including one at which directors are to be elected, which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the presiding officer of the meeting or a majority of the shareholders present and entitled to vote shall direct.

Section 3.05                             Action by Shareholders.  Except as otherwise provided in the Business Corporation Law, the Articles or these Bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.  The shareholders of the Corporation may act only at a duly organized meeting.

Section 3.06                             Voting Rights of Shareholders.  Except as otherwise provided in the Articles or by law, the holders of Common Stock shall have the exclusive voting power, and every holder of Common Stock shall be entitled to one vote for every share of Common Stock standing in the name of the shareholder on the books of the Corporation.

Section 3.07                             Voting and Other Action by Proxy.

(a)                                 General Rules.

(1)                                 Every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

(2)                                 The vote or other action on behalf of a shareholder at a meeting of shareholders by a proxy of a shareholder entitled to vote shall constitute the presence of, or vote or action by the shareholder.

(3)                                 Where a shareholder entitled to vote has named two or more proxies and such proxies are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote or other action of all shares represented thereby the vote cast or other action taken by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares or taking the other action, the voting of the shares or right to take other action shall be divided equally among those persons.

(b)                                 Minimum Requirements.  Every proxy shall be signed or authenticated by a shareholder in writing or by the duly authorized attorney-in-fact of the shareholder and filed with or transmitted to the secretary of the Corporation or his or her designated agent.

A shareholder or his or her duly authorized attorney-in-fact may sign or authenticate a writing or transmit an electronic message authorizing another person to act for him or her by proxy.  A telegram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing signed by a shareholder or attorney-in-fact may be treated as properly signed or authenticated for purposes of this subsection and shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the Corporation or its designated agent in writing or by electronic transmission.  An unrevoked proxy shall not be valid after three years from the date of its signature, authentication or transmission unless a longer time is expressly provided therein.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, notice in record form of the death or incapacity is given to the secretary of the Corporation or its designated agent.

(c)                                  Expenses.  The Corporation shall pay the reasonable expenses of solicitation of votes or proxies of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

Section 3.08                             Voting by Fiduciaries and Pledgees.  Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver.  A shareholder whose shares are entitled to vote and that have been pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this Section shall affect the validity of a proxy given to a pledgee or nominee.

Section 3.09                             Voting by Joint Holders of Shares.

(a)                                 General Rule.  Where shares of the Corporation that are entitled to vote are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1)                                 if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2)                                 if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b)                                 Exception.  If there has been filed with the secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 3.10                             Voting by Entities.

(a)                                 Voting by Shareholders that are Entities.  Any corporation, limited liability company, partnership or other entity that is a holder of shares entitled to vote may vote such shares at meetings of shareholders of the Corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the governing body of the entity in question or by a provision of its articles, bylaws, operating agreement, partnership agreement or other governing documents, as applicable, a copy of which resolution or provision certified to be correct by one of its officers or agents has been filed with the secretary of the Corporation, is appointed its general or special proxy in which case the person so appointed shall be entitled to vote the shares.

(b)                                 Controlled Shares.  Shares of the Corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of the Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 3.11                             Determination of Shareholders of Record.

(a)                                 Fixing Record Date.  The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting.  Except in the case of an adjourned meeting, the record date shall be not more than 90 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date so fixed shall be entitled to notice of and to vote at any such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection.  The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose.  When a determination of shareholders of record has been made as provided in this Section for purposes of a meeting, the determination shall apply to any adjournment thereof, unless the board fixes a new record date for the adjourned meeting.

(b)                                 Determination When a Record Date is Not Fixed.  If a record date is not fixed:

(1)                                 the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; and

(2)                                 the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 3.12                             Voting Lists.

(a)                                 General Rule.  The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder.  The list shall be produced and kept open at the time and place of every meeting and shall be subject to the inspection of any shareholder during the whole time of a meeting for the purposes thereof; provided, however, that the Corporation shall not be required to produce or make available to its shareholders a list of shareholders in connection with any meeting of its shareholders for which a judge or judges of election are appointed, but such a list must be furnished to the judge or judges of election.

(b)                                 Effect of List.  Failure to comply with the requirements of this Section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.  The original share register or transfer book, or a duplicate thereof within the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders, subject to any provision of the Articles that results in any shares being not entitled to be voted.

Section 3.13                             Presiding Officer.  There shall be a presiding officer at every meeting of the shareholders.  Unless the board of directors designates otherwise, the presiding officer shall be the chairman of the board of directors.  The presiding officer shall have the authority to determine the order of business and to establish rules for the conduct of each shareholders’ meeting.  The presiding officer shall announce at the meeting when the polls close for each matter voted upon.  If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting.  After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.  The secretary or, in the absence of both the secretary and assistant secretaries, a person appointed by the presiding officer, shall act as secretary of the meeting.

Section 3.14                             Judges of Election.

(a)                                 Appointment.  In advance of any meeting of shareholders of the Corporation, the board of directors may appoint one or more judges of election, who need not be a shareholder, to act at the meeting or any adjournment thereof.  If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or more judges of election at the meeting.  The number of judges shall be one or three.  A person who is a candidate for an office to be filled at the meeting shall not act as a judge of elections.

(b)                                 Vacancies.  In case any person appointed as a judge of elections fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

(c)                                  Duties.  The judges of election shall (1) determine the number of shares outstanding and the voting power and entitlement of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, (2) receive votes or ballots, (3) hear and determine all challenges and questions in any way arising in connection with the right to vote, (4) count and tabulate all votes, and (5) determine the result and do such acts as may be proper to conduct the election or vote.  The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d)                                 Report.  On request of the presiding officer of the meeting or of any shareholder, the judges of election shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.  Any report or certificate made by the judges of election shall be prima facie evidence of the facts stated therein.

Section 3.15                             Minors as Security Holders.  The Corporation may treat a minor who holds shares entitled to vote, or who holds any other obligation of the Corporation, as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the Corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

ARTICLE IV

Board of Directors

Section 4.01                             Powers.  Unless otherwise provided by applicable law, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

Section 4.02                             Qualifications and Selection of Directors.

(a)                                 Qualifications.  Each director of the Corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation, and shall not be an Unsuitable Person, as defined below.

(1)                                 The term “Unsuitable Person” shall mean a person who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any Gaming Authority or for any Gaming License, (ii) is denied or disqualified from eligibility for any Gaming License by any Gaming Authority, (iii) is determined by a Gaming Authority to be unsuitable or disqualified to Own or Control any Securities, (iv) is determined by a Gaming Authority to be unsuitable to be Affiliated, associated or involved with a Person engaged in Gaming Activities in any Gaming Jurisdiction, (v) causes any Gaming License of the Corporation or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or causes the Corporation or any Affiliated Company to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gaming License (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a Gaming Authority is final and/or non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the board of directors, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming License held by the Corporation or any Affiliated Company or the Corporation’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any Gaming License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Corporation or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gaming License of the Corporation or any Affiliated Company.

(2)                                 The term “Affiliated” (and derivatives of such term) shall have the meaning ascribed to the term “affiliate” under Rule 12b-2 promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(3)                                 The term “Affiliated Company” shall mean any partnership, corporation, limited liability company, trust or other entity directly or indirectly Affiliated or under common Ownership or Control with the Corporation including, without limitation, any subsidiary, holding company or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions), in each case that is registered or licensed under applicable Gaming Laws.

(4)                                 The term “Control” (and derivatives of such term) (i) with respect to any Person, shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act, (ii) with respect to any Interest, shall mean the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdictions.

(5)                                 The term “Gaming Activities” shall mean the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, simulcasting facility, racetrack, card club or other enterprise including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems and related and associated equipment, supplies and systems.

(6)                                 The term “Gaming Authorities” shall mean all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming Activities within any Gaming Jurisdiction.

(7)                                 The term “Gaming Jurisdictions” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted including, without limitation, all Gaming Jurisdictions in which the Corporation or any Affiliated Company currently conducts or may in the future conduct Gaming Activities.

(8)                                 The term “Gaming Laws” shall mean all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities, or the Ownership or Control of an Interest in an entity which conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.

(9)                                 The term “Gaming Licenses” shall mean all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities by any Person or the Ownership or Control by any Person of an Interest in an entity that conducts or may in the future conduct Gaming Activities.

(10)                          The term “Interest” shall mean the stock or other securities of an entity or any other interest or financial or other stake therein including, without limitation, the Securities.

(11)                          The terms “Own” or “Ownership” (and derivatives of such terms) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act, and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of any applicable Gaming Jurisdiction.

(12)                          The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof, and also includes a “group” as that term is used for purposes of Section 13(d)(3) of the Exchange Act.

(13)                          The term “Securities” shall mean the capital stock of the Corporation and the capital stock, member’s interests or membership interests, partnership interests or other equity securities of any Affiliated Company.

(b)                                 Director Nominees.  Each nominee for election to the board of directors must be recommended for the board of director’s nomination by a committee comprised solely of “independent directors” (the “Governance Committee”); provided, however, that independent director oversight of director nominations shall not apply in cases where the right to nominate a director legally belongs to a third party.  As used in this Section 4.02(b), the term “independent directors” has such meaning as shall be promulgated by the SEC and the Nasdaq Stock Market (or such other securities exchange on which the capital stock of the Corporation is listed).

(c)                                  Shareholder Recommendations.  The Governance Committee will consider for recommendation to the board of directors for nomination for election to the board of directors persons recommended for nomination by the shareholders in accordance with the requirements of Article VII.

(d)                                 Election of Directors.  Except as otherwise provided in these Bylaws, directors of the Corporation shall be elected by the shareholders who are entitled to vote.  In elections for directors, voting need not be by ballot, except upon demand made by a shareholder entitled to vote at the election and before the voting begins.  The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected.  If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

(e)                                  Director or Chairman Emeritus.

(1)                                 The board of directors may appoint any former director or former chairman of the board of directors of the Corporation or of any predecessor corporation as a director emeritus or chairman emeritus, as applicable, to serve in an advisory capacity to the board for such period of time as the board wishes to avail itself of the services, knowledge and experience of such former director or chairman.

(2)                                 Such director emeritus or chairman emeritus may upon invitation by the board of directors attend meetings of the board of directors and its committees and, if requested by the board, may participate in the proceedings of the board of directors, but shall not vote on or give written consent to any matters before the board.

(3)                                 A director emeritus or chairman emeritus shall be compensated for such services as may be determined by the board of directors.

Section 4.03                             Number and Term of Office.

(a)                                 Number.  Except as otherwise fixed by or pursuant to the provisions of the Articles relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation constituting the whole board and the number of directors constituting each class of directors as provided by Section 4.03(d) shall be fixed (and may be changed from time to time) solely by resolution of the board of directors.

(b)                                 Term of Office.  Each director shall hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified or until his or her earlier death, resignation or removal.  A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(c)                                  Resignation.

(1)                                 Any director may resign at any time upon written notice to the Corporation.  The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

(2)                                 In the event that a director becomes subject to removal for “cause,” as defined in Section 4.05, the director shall tender his or her resignation and the board of directors shall consider whether to accept such resignation.  No director who is required to tender his or her resignation pursuant to this Section 4.03(c)(2) shall participate in the deliberations or determination with respect to accepting or rejecting his or her resignation as a director.  The resignation shall be effective immediately upon acceptance by the board of directors.

(d)                                 Classified Board of Directors.  The board of directors of the Corporation shall be divided into three classes and are hereby designated as Class I, Class II and Class III, respectively, the members of which are to be elected for staggered terms.  The term of office of at least one class shall expire in each year.  At each election, directors shall be elected for a term expiring at the annual meeting of shareholders held in the third year following the year of election, and until their respective successors are elected and qualified.

Section 4.04                             Vacancies.

(a)                                 General Rule.  Except as otherwise provided for or fixed by or pursuant to the provisions of the Articles relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other case shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors.  Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified.  No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

(b)                                 Action by Resigned Directors.  When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.05                             Removal of Directors.

(a)                                 Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, with or without cause, by the affirmative vote of the holders of seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(b)                                 For purposes hereof, the term “cause” shall mean with respect to each director, any one of the following: (i) there is a judicial declaration that the director is physically or mentally disabled and cannot perform and discharge his or her duties and offices; (ii) the director breaches or fails to perform the statutory duties of that director’s office and the breach or failure constitutes self-dealing, willful misconduct or recklessness; (iii) the director is a person described in Item 401(f) of Regulation S-K (Part 229 of Title 17 of the U.S. Code of Federal Regulations), other than Item 401(f)(1); (iv) within 30 days after notice of his or her election, the director does not accept the office either in writing or by attending a meeting of the board of directors; or (v) the director is an Unsuitable Person.

(c)                                  In case a director or class of directors or the board is so removed, new directors may be elected at the same meeting or in the same consent.

(d)                                 The amendment or repeal of this Section 4.05 shall not apply to any incumbent director during the balance of the term for which the director was elected.

Section 4.06                             Place of Meetings.  Meetings of the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.07                             Chairman of the Board.  The board of directors of the Corporation shall elect from among its members a chairman of the board of directors and shall fill any vacancy in such position at such time and in such manner as the board of directors shall determine.  The chairman of the board of directors shall have the power to preside at all meetings of the board of directors and shareholders and shall have such other powers and shall be subject to such other duties as the board of directors may from time to time prescribe or as may be prescribed by these Bylaws.

Section 4.08                             Organization of Meetings.  At every meeting of the board of directors, the chairman of the board of directors or, in the case of a vacancy in the office or absence of the chairman of the board of directors, a person chosen by a majority of the directors present, in the case of a vacancy, or designated by the chairman of the board, in the case of the chairman of the board’s absence, shall act as chairman of the meeting.  The secretary or, in the absence of the secretary, an assistant secretary or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.09                             Regular Meetings.  Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by the board of directors.

Section 4.10                             Special Meetings.  Special meetings of the board of directors shall be held whenever called by the chairman of the board of directors or by a majority of the directors then in office.

Section 4.11                             Quorum of and Action by Directors.

(a)                                 General Rule.  A majority of the directors in office of the Corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

(b)                                 Action by Unanimous Consent.  Any action required or permitted to be approved at a meeting of the directors may be approved without a meeting if a consent or consents to the action in record form are signed, before, on or after the effective date of the action, by all of the directors in office on the date the first consent is signed.  The consent or consents must be filed with minutes of the proceedings of the board of directors.  A photographic, facsimile or similar reproduction of a consent signed by a director, or any consent sent by a director by facsimile, e-mail or other electronic communication, shall be treated as properly signed for purposes of this Section 4.11(b).

(c)                                  Notation of Dissent.  A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the Corporation immediately after the adjournment of the meeting.  The right of dissent shall not apply to a director who voted in favor of the action.  Nothing in this Section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

Section 4.12                             Committees of the Board.

(a)                                 Establishment and Powers.  The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation possessing such characteristics and experience as may be required under any applicable federal, state or local law or regulation, or any applicable rule or regulation of a securities exchange on which the securities of the Corporation are listed, setting forth requirements as to the composition of committees established by the Corporation.  Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors and may adopt such charter or governing provisions as are consistent with the resolution forming such committee, except as may be limited by the Business Corporation Law.

(b)                                 Alternate Committee Members.  The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee.  In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c)                                  Term.  Each committee of the board shall serve at the pleasure of the board.

(d)                                 Committee Procedures.  The term “board of directors” or “board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any committee of the board.

Section 4.13                             Compensation.  The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the Corporation.

Section 4.14                             Liability of Directors.  A director shall not be personally liable, as such, for monetary damages for any action taken, or any failure to take any action, unless: (i) the director has breached or failed to perform the duties of his or her office under the Articles, these Bylaws or the Business Corporation Law (or any successor provision(s)); and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.  The provisions of this Section shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

ARTICLE V

Officers

Section 5.01                             Officers Generally.

(a)                                 Number, Qualifications and Agents.  The officers of the Corporation shall be a chief executive officer, a president, a vice president, a secretary and a treasurer, and such other officers and assistant officers as the board of directors may from time to time determine.  Officers may but need not be directors or shareholders of the Corporation.  The officers of the Corporation shall be natural persons of full age.  The treasurer may be a corporation but, if a natural person, shall be of full age.  Any number of offices may be held by the same person.

(b)                                 Bonding.  The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

Section 5.02                             Appointment, Term of Office and Resignations.

(a)                                 Appointment and Term of Office.  Each officer, other than an officer determined by the board to be an “executive officer” within the meaning of Rule 3b-7 of the Exchange Act (an “Executive Officer”), shall be appointed annually, by either the chief executive officer or by the board of directors.  Each Executive Officer shall be appointed annually by the board of directors.  Each officer shall hold office for a term of one year and until a successor has been appointed and qualified or until his or her earlier death, resignation or removal.  In addition, the board of directors may appoint officers or fill any vacancies among the officers, or any newly created offices, at any time or from time to time.

(b)                                 Resignations.  Any officer may resign at any time upon written notice to the Corporation.  The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

Section 5.03                             Removal of Officers and Agents.  Any officer or agent of the Corporation, whether appointed by the board of directors or the chief executive officer, may be removed by the board of directors with or without cause.  Any officer appointed by the chief executive officer may be removed by the chief executive officer with or without cause.  The removal shall be without prejudice to the contract rights, if any, of any person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.04                             Authority.  All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by the person or persons appointing such officers or, in the absence of such provision, as may be determined by or pursuant to these Bylaws.

Section 5.05                             Chief Executive Officer.  The chief executive officer shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject to the provisions of these Bylaws and to the control of the board of directors.  The chief executive officer shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to the chief executive officer by the board of directors.  The chief executive officer shall report directly to the board of directors and shall have the right to delegate any of such powers to any other officer or employee.

Section 5.06                             The President.  The president shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors or the chief executive officer.  During the absence or disability of the chief executive officer, the president shall exercise all the powers and discharge all the duties of the chief executive officer.

Section 5.07                             The Vice President.  The vice president shall perform the duties of the president in the absence of the president or such other duties as may from time to time be assigned by the board of directors, the chief executive officer or the president.

Section 5.08                             The Secretary.  The secretary shall maintain records of all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors, the chief executive officer or the president.

Section 5.09                             Assistant Secretaries.  In the absence or disability of the secretary, any assistant secretary may perform all the duties of the secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon, the secretary.  The assistant secretaries shall perform such other duties as from time to time may be assigned to them, respectively, by the board of directors, the chief executive officer, the president or the secretary.

Section 5.10                             The Treasurer.  The treasurer shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors, the chief executive officer or the president.

Section 5.11                             Assistant Treasurers.  In the absence or disability of the treasurer, any assistant treasurer may perform all the duties of the treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the treasurer.  The assistant treasurers shall perform such other duties as from time to time may be assigned to them, respectively, by the board of directors, the chief executive officer, the president or the treasurer.

Section 5.12                             Salaries.  The salary and other remuneration of the Executive Officers of the Corporation shall be fixed from time to time by, or under delegated authority from, the board of directors.  The salaries and other remuneration of all other officers and employees shall be fixed from time to time by the chief executive officer.  No officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a director of the Corporation.

Section 5.13                             Liability of Officers.  An officer of the Corporation shall not be personally liable, as such, to the Corporation, for monetary damages, including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements), for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the Articles, these Bylaws or applicable provisions of law.  An officer shall not be considered to have breached or failed to perform the duties of his or her office unless the officer shall have failed to perform his or her duties as an officer in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and (i) such failure constitutes self-dealing, willful misconduct or recklessness, or (ii) the officer is found expressly responsible or liable pursuant to any criminal statute to repay such amounts or found expressly liable for the payment of taxes pursuant to local, state or federal law.

ARTICLE VI

Certificates of Stock, Transfer, Etc.

Section 6.01                             Share Certificates.

(a)                                 Form of Certificates.  To the extent that shares of the Corporation are certificated, such certificates shall be in such form as approved by the board of directors, and shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents.  Any certificates for shares of the Corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

(b)                                 Share Register.  The share register or transfer books and any blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

(c)                                  Uncertificated Shares.  Any or all classes and series of shares, or any part thereof, may be issued as uncertificated shares except that such a provision shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.  Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates by Section 6.01(a).  Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

Section 6.02                             Issuance.  Any share certificates of the Corporation shall be numbered and registered in the share register or transfer books of the Corporation as they are issued.  They shall be executed in such manner as the board of directors shall determine.

Section 6.03                             Transfer.  Transfers of shares shall be made on the share register or transfer books of the Corporation (1) in the case of certificated shares, upon surrender of any outstanding certificate therefor, or (2) in the case of uncertificated shares, upon delivery to the Corporation of a written instruction directing the Corporation to register such transfer, in each case endorsed or signed, as the case may be, by the person named in the certificate or owning the uncertificated security or by an attorney lawfully constituted in writing.  No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. §§ 8101 et seq., and its amendments and supplements.

Section 6.04                             Record Holders of Shares.  The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.05                             Lost, Destroyed or Mutilated Certificates.  The holder of any shares of the Corporation represented by a certificate shall immediately notify the Corporation when the shareholder has notice of any loss, destruction or mutilation of the certificate therefor.  If the Corporation receives such notice prior to notice that the certificate at issue has been acquired by a protected purchaser (as defined in Article 8 of the Uniform Commercial Code), the Corporation shall either (a) cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, or (b) cause a notice to be sent to such holder evidencing the issuance of such shares as uncertificated shares in accordance with Section 6.01(c) and, in the case of either clause (a) or (b), upon the deposit of an indemnity bond by or on behalf of the shareholder in such form and in such sum, and with such surety or sureties, as the Corporation may direct.

ARTICLE VII

Procedure for Notice of Shareholder Nominations and Proposals

Section 7.01                             Procedure for Notice of Shareholder Recommendations of Director Nominees and Shareholder Proposals.  Recommendations of nominees for election to the board of directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the board of directors (or, with respect to director nominations, by the Governance Committee), or (c) by any shareholder of the Corporation present in person at the meeting who (i) was a shareholder of record at the time of giving of notice provided for in this Article VII and, at the time of an annual meeting, (ii) is entitled to vote at the meeting, (iii) has owned beneficially at least 1% of the Corporation’s common stock for a continuous period of not less than 12 months before making such recommendation or providing notice of its intent to propose business at the annual meeting, and (iv) complies with the notice procedures set forth in this Article VII as to such proposals or nominations.  Clause (c)(iv) in the foregoing sentence provides the exclusive means for a shareholder to make recommendations for director nominations or submit proposals of other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.  In addition, any business proposed by a shareholder to be considered by the shareholders at an annual meeting of shareholders must be a proper matter for shareholder action under the Business Corporation Law and the Articles.  For purposes of this Article VII, “present in person” shall mean that the shareholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such proposing shareholder, appear at such meeting.  A “qualified representative” of such proposing shareholder shall be, if such proposing shareholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company, or (iii) a trust, any trustee of such trust.

Section 7.02                             Timing Requirements.  Notice of any recommendation of a nominee for election or reelection as a director and the proposal of other business to be considered by the shareholders at an annual meeting of shareholders (the “next annual meeting”) must be received by the secretary of the Corporation at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders.  The notice shall be hand-delivered or mailed by certified or registered mail, return receipt requested.

Section 7.03                             Contents of Notice.  The notice shall be in writing and shall contain:

(a)                                 as to each person whom the shareholder recommends for nomination for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (2) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant, (3) a description of all relationships between the proposed nominee and the recommending shareholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending shareholder and the beneficial owner, if any, and the recommended nominee regarding the nomination, (4) a description of all relationships between the recommended nominee and any of the Corporation’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Corporation, and (5) a completed and signed questionnaire, representations and agreement required by this Article VII.  The notice shall be accompanied by a written consent of each recommended nominee to: (A) provide, within such time period specified by the Corporation, (i) all information necessary to enable the Corporation to respond fully to any suitability inquiry conducted under the executive, administrative, judicial and/or legislative rules, regulations, laws and orders of any jurisdiction to which the Corporation is then subject, (ii) a multijurisdictional personal disclosure form in the form customarily submitted by officers and directors of the Corporation, and (iii) such additional information concerning the recommended nominee as may reasonably be required by the Governance Committee and/or board of directors to determine the eligibility of such recommended nominee to serve as an independent director of the Corporation, that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee, and to evaluate whether the recommended nominee is an Unsuitable Person, (B) a background check to confirm the qualifications and character of the recommended nominee, to evaluate whether the nominee is an Unsuitable Person, and to make such other determinations as the Governance Committee or the board of directors may deem appropriate or necessary;

(b)                                 as to any business other than a recommendation for nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (2) a description of all contracts, arrangements, understandings and relationships between such shareholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration); and

(c)                                  as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, (1) the name and address of such shareholder, as they appear on the Corporation’s books, the telephone number of such shareholder, and the name, address and telephone number of such beneficial owner, if any, (2)(A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned of record by such shareholder and beneficially by such beneficial owner and the time period such shares have been held, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, agreement, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation or has granted any such right to any person or persons, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date), and (H) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (I) any material pending or threatened legal proceeding in which such shareholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (J) any direct or indirect material interest in any material contract or agreement of such shareholder or beneficial owner with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (3) a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting, (4) a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported shares, Derivative Instruments or other interests through the date of the Corporation’s next annual meeting of shareholders, and (5) a completed and signed questionnaire, representations, consent and agreement required elsewhere in this Article VII.  For purposes of satisfying the requirements of clause (2) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (A) a statement from the record holder of the shares, Derivative Instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, Derivative Instruments or other interests have been held by such beneficial owner, or (B) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares, Derivative Instruments or other interests have been held.  If a recommendation is submitted by a group of two or more shareholders, the information regarding the recommending shareholders and beneficial owners, if any, must be submitted with respect to each shareholder in the group and any beneficial owners.

Section 7.04                             Requirement to Supplement Notice.  A shareholder shall update and supplement its notice to the Corporation of any recommendation for nomination or of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the secretary at the principal executive offices of the Corporation not later than: (i) in the case of the update and supplement required to be made as of the record date, five business days after the record date for notice of the meeting; and (ii) in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof, not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed).

Section 7.05                             Increase In Number of Directors to Be Elected.  Notwithstanding anything in this Article VII to the contrary, in the event that the number of directors to be elected to the board of directors at the annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the preceding annual meeting, a shareholder’s notice required by this Article VII shall also be considered timely, but only with respect to recommended nominees for any new positions created by such increase, if it shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement naming all of the nominees for director or specifying the size of the increased board of directors is first made by the Corporation.

Section 7.06                             Requirements of Recommended Nominee.  To be eligible for consideration to be nominated for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice of a nomination under this Article VII) to the secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request), the written consent described in the last sentence of Section 7.03(a), and the written representation and agreement (in the form provided by the secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 7.07                             Authority of Chairman of the Meeting.  The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination proposed to be recommended or made or proposal of business to be presented at the meeting did not comply with the foregoing procedures and, in such event, the recommended or proposed nomination or proposal of business (as applicable) shall be disregarded.

Section 7.08                             Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto).  Shareholder recommendations of proposed nominees to stand for election to the board of directors at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) will be considered by the Governance Committee provided that the recommending shareholder: (i) is a shareholder of record at the time of giving of notice provided for in this Article VII and at the time of the special meeting, (ii) is entitled to vote at the special meeting, (iii) has owned beneficially at least 1% of the Corporation’s common stock for a continuous period of not less than 12 months before giving the notice making such recommendation and (iv) complies with the notice procedures set forth in this Article VII as to such nomination, including the procedures regarding updating and supplementing notices (other than with respect to timing requirements, which shall be governed by the next sentence).  A shareholder’s notice with respect to any such nominee recommendation (including the completed and signed questionnaire, representations, consent and agreement required elsewhere in this Article VII) shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 60th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 70 days prior to the date of such special meeting, then not later than the close of business on the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.  The chairman of a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article VII and, if the chairman should so determine, any such business not properly brought before the meeting shall not be transacted.

Section 7.09                             Rule 14a-8 under the Exchange Act; Preferred Stock.  Nothing in this Article VII shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles or these Bylaws.

Section 7.10                             Definition of “Public Announcement.” For purposes of this Article VII, the term “public announcement” shall mean disclosure by means of any method or combination of methods compliant with Regulation FD under the Exchange Act.

ARTICLE VIII

Indemnification of Directors, Officers and
Other Authorized Representatives

Section 8.01                             Right to Indemnification.  The Corporation shall indemnify, to the fullest extent permitted by applicable law as it exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), any director or officer of the Corporation or any employee that is requested, as part of the Corporation’s disclosure controls and procedures and in connection with the employee’s responsibilities in service to the Corporation, to provide to the Corporation a certification or certifications to be used by the Corporation in connection with the preparation of its periodic reports under the Exchange Act, and any other person approved by the board of directors (each, an “Indemnified Representative”) against all liability, loss and expense (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries.

Section 8.02                             Proceedings Initiated by Indemnified Persons.  Notwithstanding any other provision of this Article VIII, the Corporation shall not indemnify under this Article VIII any person in respect of a suit or proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office.  This Section 8.02 shall in no way limit the obligation of the Corporation to reimburse the expenses incurred by any person in successfully prosecuting or defending the entitlement of such person to be indemnified or receive an expense advancement pursuant to this Article VIII.

Section 8.03                             Advance of Expenses.  Subject to Section 8.04 hereof, expenses incurred by an Indemnified Representative in connection with an indemnified matter pursuant to Section 8.01 (a “Proceeding”) shall be paid by the Corporation in advance of the final disposition of such Proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of any such Indemnified Representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under applicable law.  The financial ability of an Indemnified Representative to repay an advance shall not be a prerequisite to the making of such advance.

Section 8.04                             Procedure for Determining Permissibility.  To determine whether any indemnification or advance of expenses under this Article VIII is permissible, the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall, reasonably determine (i) in the case of indemnification, whether the standards under applicable law have been met and (ii) in the case of advance of expenses prior to a change of control of the Corporation as provided below, whether such advance is appropriate under the circumstance, provided that each such determination shall be made by outside legal counsel selected by the board of directors if such quorum is not obtainable, or even if obtainable, a majority vote of a quorum of directors who are not parties to the Proceeding so directs; and provided further that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification shall be determined by outside legal counsel selected by a majority of the members of the board of directors as constituted immediately prior to any change in control and the advance of expenses shall be obligatory subject to receipt of the undertaking specified in Section 8.03 hereof.  The reasonable expenses of any Indemnified Representative in prosecuting a successful claim for indemnification, and the fees and expenses of any outside legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Corporation.

Section 8.05                             Partial Payment.  If an Indemnified Representative is entitled to indemnification in respect of a portion, but not all, of any liabilities, losses or expenses to which such person may be subject, the Corporation shall indemnify such Indemnified Representative to the maximum extent for such portion of the liabilities, losses and expenses.

Section 8.06                             Contractual Obligation.  The obligations of the Corporation to indemnify a director or officer under this Article VIII, including, if applicable, the duty to advance expenses, shall be considered a contract between the Corporation and such Indemnified Representative, and no modification or repeal of any provision of this Article VIII shall affect, to the detriment of the director or officer, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

Section 8.07                             Securing of Indemnification Obligations.  To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate.  Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

ARTICLE IX

Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Business Corporation Law, or (iv) any action asserting a claim peculiar to the relationships among or between or among the Corporation and its officers, directors, and shareholders, shall be a state or federal court located within the County of Berks in the Commonwealth of Pennsylvania, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X

Miscellaneous

Section 10.01                      Corporate Seal.  The Corporation shall have a corporate seal in the form of a circle containing the name of the Corporation, the year of incorporation and such other details as may be approved by the board of directors.  The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the Corporation of any instrument or other document unless otherwise required by law.

Section 10.02                      Checks.  All checks, notes, bills of exchange or other similar orders in writing shall be signed by such person or persons as the board of directors or any person authorized by resolution of the board of directors may from time to time designate.

Section 10.03                      Contracts; Borrowing.  Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer, agent or employee to enter into any contract or to execute or deliver any instrument on behalf of the Corporation.  Such authority may be general or confined to specific instances, and no officer or officers, agent or agents, employee or employees of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement to borrow money, to pledge its credit or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority so delegated.

Section 10.04                      Interested Directors or Officers; Quorum.

(a)                                 General Rule.  A contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1)                                 the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

(2)                                 the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders;

(3)                                 the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directions or the shareholders;

(4)                                 the contract or transaction is approved pursuant to the applicable policies with respect to related party transactions as described in the most recently filed proxy statement with the SEC that contains disclosures pursuant to Item 404 of Regulation S-K; or

(5)                                 the contract or transaction, as of the time it is authorized, approved or ratified by the board of directions or the shareholders, is in, or is not inconsistent with, the best interest of the Corporation based on a review of (i) the benefits to the Corporation of the contract or transaction and (ii) the terms of the contract or transaction and the terms available to or from unrelated third parties, as applicable.

(b)                                 Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in Section 10.04(a).

Section 10.05                      Deposits.  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

Section 10.06                      Corporate Records.

(a)                                 Required Records.  To the extent required by the Business Corporation Law, the Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each.  The share register shall be kept at either the registered office of the Corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent.  Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b)                                 Right of Inspection.  Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder.  In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder.  The demand shall be directed to the Corporation (i) at its registered office in the Commonwealth of Pennsylvania, (ii) at its principal place of business wherever situated, or (iii) in care of the person in charge of an actual business office of the Corporation.

Section 10.07                      Voting.  Unless otherwise ordered by the board of directors, the Corporation may cast (by consent or at a meeting) the votes which the Corporation may be entitled to cast as a shareholder, member, partner or otherwise in any other corporation, limited liability company, partnership or other entity any of whose shares or other securities are held by or for the Corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors or a provision of the other corporation’s articles or bylaws, is appointed its general or special proxy in which case that person shall be entitled to vote the shares or other securities.

Section 10.08                      Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January in each year.

Section 10.09                      Amendment of Bylaws.

(a)                                 General Rule.  These Bylaws may be amended or repealed, or new Bylaws may be adopted, either:

(1)                                 upon receiving at least seventy five percent (75%) of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon;

(2)                                 in the event that the proposed Bylaw amendment, repeal or adoption has been proposed by a majority of the directors, upon receiving a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon; or

(3)                                 by the board of directors.

(b)                                 Provisions of the Bylaws in Conflict with Law or Regulation.  The provisions of these Bylaws are severable, and if the board of directors shall determine, with the advice of counsel, that any one or more of the provisions contained herein are in conflict with any laws or regulations, including without limitation, any laws or regulations applicable to companies engaged in Gaming Activities, then such conflicting provisions shall be deemed never to have constituted a part of these Bylaws, and the board of directors shall amend these Bylaws in accordance with subsection (a); provided, however, that this determination shall not affect or impact any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of the board of directors) prior to such determination.  The board of directors shall not be liable for failure to make any determination under this subsection (b).  If any provision of these Bylaws shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision, and these Bylaws shall be carried out as if the invalid or unenforceable provision was not present.

(c)                                  Effective Date.  Any change in these Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.